Exhibit 10.1

                             SYNOVUS FINANCIAL CORP.
                             STOCK OPTION AGREEMENT

                                     [DATE]

         THIS AGREEMENT ("Agreement"), dated as of the ___ day of _____, ____, by and between SYNOVUS FINANCIAL CORP. (the "Company"), a Georgia corporation having its principal office at 1111 Bay Avenue, Suite 500, Columbus, Georgia, and ___________________________ (the "Option Holder"),
an employee of the Company or a Subsidiary of the Company.

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Board of Directors of the Company has adopted the Synovus Financial Corp. _____ Long-Term Incentive Plan (the "Plan"); and

          WHEREAS, the Company recognizes the value to it of the services of the Option Holder and intends to provide the Option Holder with added incentive and inducement to contribute to the success of the Company; and

          WHEREAS, the Company recognizes the potential benefits of providing employees the opportunity to acquire an equity interest in the Company and to more closely align the personal interests of employees with those of other shareholders; and

          WHEREAS, effective ____________, pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company: (a) granted to the Option Holder, pursuant to Section 6 of the Plan, an Option in respect of the number of shares herein below set forth, (b) designated the Option a Non-Qualified Stock Option, and (c) fixed and determined the Option price and exercise and termination dates as set forth below.

          NOW THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

          1. The terms, provisions and definitions of the Plan are incorporated by reference and made a part hereof. All capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan except where otherwise noted.

          2. Subject to and in accordance with the provisions of the Plan, the Company hereby grants to the Option Holder a Non-Qualified Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of _________________ shares of the Common Stock ($1.00 par value) of the Company at the purchase price of $_____ per share, exercisable in the amounts and at the times set forth in this Paragraph 2, unless the Compensation Committee, in its sole and exclusive discretion, shall authorize the Option Holder to exercise all or part of the Option at an earlier date. The Option may be exercised on or after ____________, as provided in the Plan. Unless sooner terminated as provided in the Plan or in this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall expire on ____________. In no event may the Option be exercised after
____________.

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          3. The Option or any part thereof, may, to the extent that it is exercisable, be exercised in the manner provided in the Plan. Payment of the aggregate Option price for the number of shares purchased and any withholding taxes shall be made in the manner provided in the Plan.
4. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and only while the Option Holder is in the employ of the Company, except as otherwise provided in the Plan.

          5. Unless otherwise designated by the Compensation Committee, the Option shall not be transferred, assigned, pledged or hypothecated in any way. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of a nontransferable Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

          6. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company's Stock, any necessary adjustment shall be made in accordance with the provisions of Section 4 of the Plan.

          7. In the event of a Change of Control (as defined in Section 11 of the Plan), the provisions of Section 11 of the Plan shall apply.

          8. Any notice to be given to the Company shall be addressed to the President of the Company at 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901.

          9. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pension, insurance or other benefit plan or program of the Company as in effect from time to time and for which the Option Holder is eligible.

          10. Nothing herein contained shall affect the right of the Company, subject to the terms of any written contractual arrangement to the contrary, to terminate the Option Holder's employment at any time for any reason whatsoever.

          11. This Agreement shall be binding upon and inure to the benefit of the Option Holder, his personal representatives, heirs legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.

          Company has issued the Option with foregoing the terms and conditions in accordance with the provisions of the Plan. You will be deemed to have agreed to the foregoing terms and conditions of the Option, unless you object by notifying the Synovus Compensation Department within 30 days after your receipt of this Agreement.


Agree\stockoptionagreement2004.doc

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